EXHIBIT 99.1

Statement of Chief Executive Officer and Chief Financial Officer under 18 U.S.C. 1350

I, Henry C. Pao, the chief executive officer and chief financial officer of Supertex, Inc., a California corporation (the "Company"), certify pursuant to
Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(i)	the Annual Report of the Company on Form 10-K for the period ending
	March 31, 2003 (the "Report"), fully complies with the requirements of
	Section 13(a) or 15(d), whichever is applicable, of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all
	material respects, the financial condition and results of operations of the Company.


						/s/ Henry C. Pao
						Henry C. Pao, Ph.D.


Date:  June 23, 2003